ARMOUR RESIDENTIAL REIT, INC.
CONFIRMS APRIL 2017 DIVIDEND RATE PER COMMON SHARE
AND Q2 MONTHLY DIVIDEND RATES PER PREFERRED SHARE

VERO BEACH, Florida – April 3, 2017 – ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) today confirmed the April 2017 cash dividend rate for the Company’s Common Stock and the Q2 2017 monthly cash dividend rates for the Company’s Series A and Series B Preferred Stock.

April 2017 Common Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
April 2017	$0.19	April 17, 2017	April 28, 2017

Q2 2017 Series A Preferred Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
April 2017	$0.171875	April 15, 2017	April 27, 2017
May 2017	$0.171875	May 15, 2017	May 30, 2017
June 2017	$0.171875	June 15, 2017	June 27, 2017

Q2 2017 Series B Preferred Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
April 2017	$0.1640625	April 15, 2017	April 27, 2017
May 2017	$0.1640625	May 15, 2017	May 30, 2017
June 2017	$0.1640625	June 15, 2017	June 27, 2017

Certain Tax Matters
ARMOUR has elected to be taxed as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes. In order to maintain this tax status, ARMOUR is required to timely distribute substantially all of its ordinary REIT taxable income. Accordingly, ARMOUR may increase the amount of one or more announced dividends before the applicable record date or may declare supplemental dividends, if necessary to meet this tax requirement. Dividends paid in excess of REIT taxable income for a fiscal year (including any taxable income carried forward from the previous year) will generally not be taxable to stockholders.

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ARMOUR Residential REIT, Inc. Confirms April 2017 Dividend Rate Per Common Share
and Q2 2017 Monthly Dividend Rates Per Preferred Share

April 3, 2017

About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).
Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. The Company disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.
Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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